UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2022 ( May 18, 2022 )

ENVESTNET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 250	Berwyn,	Pennsylvania	19312
(Address of principal executive offices)			(Zip Code)
(312) 827-2800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.005 per share	ENV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders
At the 2022 Annual Meeting of Shareholders of Envestnet, Inc. (the “Company”) held on May 18, 2022, the Company’s shareholders (1) elected two Class III directors nominated by the Board of Directors to serve until the 2025 Annual Meeting of Shareholders or, in each case, until his or her successor is duly elected and qualified or until his earlier resignation, removal, incapacity or death; (2) approved on an advisory basis, of 2021 executive compensation; and (3) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
The tables below set forth the voting results.
PROPOSAL 1
Election of Directors to serve until the 2025 Annual Meeting of Shareholders.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
William Crager	48,312,484	564,769	2,423,180
Gayle Crowell	46,577,914	2,299,339	2,423,180
PROPOSAL 2
The approval, on an advisory basis, of 2021 executive compensation.

SHARES
For:	48,053,728
Against:	799,962
Abstain:	23,563
Broker Non-Votes:	2,423,180
PROPOSAL 3
The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.

SHARES
For:	51,120,983
Against:	162,176
Abstain:	17,274
Broker Non-Votes:	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 19, 2022

ENVESTNET, INC.

By:	/s/ Shelly O'Brien
Name:	Shelly O'Brien
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

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